                                   EXHIBIT 2.3

                       UNITED ASSET MANAGEMENT CORPORATION

                     AGREEMENT TO FURNISH COPIES OF OMITTED
                 SCHEDULES AND EXHIBITS TO ACQUISITION AGREEMENT


     Pursuant to Item 601(b)(2) of Regulation S-K, United Asset Management Corporation ("Registrant") is not filing as exhibits to its Current Report on Form 8-K copies of the Exhibits and Schedules identified on pages vi and vii of the Acquisition Agreement which is so filed as Exhibit 2.1 thereto and on pages v and vi of the Acquisition Agreement which is so filed as Exhibit 2.2 thereto.

     Registrant agrees to furnish to the Securities and Exchange Commission upon request copies of such Exhibits and Schedules.

                                   UNITED ASSET MANAGEMENT CORPORATION
                                   (Registrant)


Dated:  December 1, 1994                BY:  /s/ William H. Park
                                             ----------------------------------
                                             William H. Park
                                             Executive Vice President
                                             and Chief Financial Officer